Exhibit 5.1
May 28, 2010
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Range Resources Corporation
100 Throckmorton Street
Suite 1200
Fort Worth, TX 76102
Ladies and Gentlemen:
          We have acted as counsel for Range Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale of up to 850,000 additional shares of Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Range Resources Corporation Amended and Restated 2005 Equity-Based Compensation Plan (as amended, the “Plan”). The Shares represent an increase in the number of shares of Common Stock available under the Plan as a result of the adoption of the First Amendment to the Plan.
     In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof, the Amended and Restated Bylaws of the Company, as in effect on the date hereof, records of the corporate proceedings with respect to the approval of the Plan, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the “Registration Statement”), and such other certificates, instruments and documents as we have considered appropriate for purpose of the opinion hereafter expressed.
     As to any facts material to the opinion hereafter expressed, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     In connection with rendering the opinion hereafter expressed, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws.
     Based upon such examination and review and the foregoing assumptions and subject to the limitations set forth herein, we are of the opinion that when the Shares are issued in accordance with the terms of the Plan and instruments executed pursuant to the Plan which govern the awards to which the Shares relate, the Shares will be legally issued, fully paid and non-assessable.
     The foregoing opinion is limited in all respects to the federal laws of the United States of America, the State of Texas (excluding rules, regulations and ordinances of counties, towns and other special political subdivisions of the State of Texas), and to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) as in effect as of the date hereof and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter become effective. We do not express any opinion as to the law of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,
VINSON & ELKINS L.L.P.

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